Exhibit 99.1

  IMS Health Delivers Solid Operating Income Growth on Double-Digit
           Revenue Gains for Fourth-Quarter, Full-Year 2006

               Full-Year EPS Exceeds Analysts' Consensus


    FAIRFIELD, Conn.--(BUSINESS WIRE)--Feb. 1, 2007--IMS Health (NYSE:
RX), the world's leading provider of market intelligence to the pharmaceutical and healthcare industries, today announced fourth-quarter 2006 revenue of $543.5 million, up 14 percent (10 percent constant dollar), compared with revenue of $477.7 million for the fourth quarter of 2005.

    Fourth-quarter 2006 diluted earnings per share on a GAAP basis was $0.32, compared with $0.38 in the prior-year quarter. On an adjusted (non-GAAP) basis and excluding the expensing of equity-based compensation, earnings per share was $0.43, compared with $0.40 per share in the same period last year. Including the expensing of equity-based compensation, adjusted (non-GAAP) earnings per share for the fourth quarter was $0.40.

    "IMS had a strong quarter and another outstanding year, turning in exceptional revenue, EPS and operating income performance for 2006," said David R. Carlucci, IMS chairman and chief executive officer. "We saw significant gains across all of our regions and business lines, and delivered our ninth consecutive quarter of double-digit, constant-dollar revenue growth. Demand for our information offerings and consulting and services capabilities continues to grow globally. Our business remains strong, our growth prospects excellent, and we have great momentum going into 2007."

    Operating income in the fourth quarter of 2006 was $125.7 million on a GAAP basis, up 6 percent, compared with $118.4 million in the year-earlier period. On an adjusted (non-GAAP) basis and excluding the expensing of equity-based compensation, fourth-quarter operating income was $135.3 million, up 12 percent on a reported basis and 11 percent constant dollar, compared with $120.5 million in the year-earlier period. Including the expensing of equity-based compensation, adjusted (non-GAAP) operating income in the 2006 fourth quarter was $125.7 million, up 4 percent on a reported basis and 3 percent constant dollar, over the prior year.

    Net income on a GAAP basis was $65.5 million, compared with $89.4 million in the year-earlier quarter, a 27 percent decline. On an adjusted (non-GAAP) basis and excluding the expensing of equity-based compensation, net income for the 2006 fourth quarter was $87.8 million, compared with net income of $94.1 million in the prior year, down 7 percent. This decline is primarily due to higher interest expense on debt used to fund 2006 share repurchases, and a weaker dollar reducing foreign exchange hedge gains year over year. Including the expensing of equity-based compensation, adjusted (non-GAAP) net income for the fourth quarter of 2006 declined 14 percent to $81.2 million.

    Adjusted (non-GAAP) results for the 2006 fourth quarter exclude certain pre-tax income items totaling $0.8 million, as well as certain net tax provisions of approximately $16.5 million (see Table 5). Fourth-quarter 2005 results on an adjusted (non-GAAP) basis exclude a charge of $2.1 million associated with the terminated merger of IMS and VNU, N.V., certain net pre-tax income items totaling $6.6 million (including a $15.0 million payment from VNU to reimburse merger-related fees), and certain net tax provision items of $9.2 million (see Table 5).

    Full-Year Results

    For the 2006 full year, revenues were $1,958.6 million, up 12 percent (11 percent constant dollar), compared with revenue of $1,754.8 million in 2005. Diluted earnings per share on a GAAP basis in 2006 was $1.53, compared with $1.22 in the prior year, up 25 percent. On an adjusted (non-GAAP) basis and excluding the expensing of equity-based compensation, earnings per share in 2006 was $1.54, a 12 percent increase, compared with $1.38 per share in 2005. Including the expensing of equity-based compensation, adjusted (non-GAAP) earnings per share in 2006 was $1.41, up 2 percent, exceeding analysts' consensus. Net income on a GAAP basis in 2006 was $315.5 million, compared with $284.1 million a year earlier. On an adjusted (non-GAAP) basis and excluding the expensing of equity-based compensation, net income in 2006 declined 1 percent to $318.6 million, compared with net income of $320.6 million in 2005. Including the expensing of equity-based compensation, adjusted (non-GAAP) net income in 2006 was $290.8 million, down 9 percent.

    For the 2006 full year, operating income was $444.2 million on a GAAP basis, a 6 percent increase, compared with $420.8 million a year earlier. On an adjusted (non-GAAP) basis and excluding the expensing of equity-based compensation, operating income in 2006 was $490.0 million, a 12 percent increase (11 percent constant dollar), compared with $438.7 million in 2005. Including the expensing of equity-based compensation, adjusted (non-GAAP) operating income in 2006 was $450.2 million, up 3 percent on a reported basis and 2 percent constant dollar.

    Adjusted (non-GAAP) results in 2006 exclude certain pre-tax income items totaling $38.1 million, primarily from the terminated VNU merger, as well as certain net tax provisions of $13.4 million (see Table 6). In 2005, results on an adjusted (non-GAAP) basis exclude certain items including a one-time tax charge of $40.6 million related to repatriating $647 million of previously undistributed foreign earnings under the American Jobs Creation Act (see Table 6).

    Balance Sheet Highlights

    IMS's cash and cash equivalents as of December 31, 2006 totaled $157.3 million, compared with $362.9 million on December 31, 2005. Total debt as of December 31, 2006 was $975.4 million, up from $611.4 million at the end of 2005, due to borrowings in connection with 2006 share repurchases.

    Share Repurchase Program, Shares Outstanding

    During the fourth quarter, no additional shares were repurchased. The company repurchased 33.9 million shares in 2006 at a total cost of $880.4 million. The impact of the share repurchase program was an EPS benefit of slightly less than $0.08 per share in 2006 compared to $0.02 per share in 2005.

    In January of 2007, IMS repurchased 6.1 million shares in an accelerated share repurchase program at an initial cost of $170.0 million. There are approximately 10.3 million shares available to repurchase under the current Board of Directors' authorization.

    The number of actual shares outstanding as of December 31, 2006 was approximately 200.7 million, compared with 228.0 million as of December 31, 2005.

    About IMS

    Operating in more than 100 countries, IMS Health is the world's leading provider of market intelligence to the pharmaceutical and healthcare industries. With $2.0 billion in 2006 revenue and more than 50 years of industry experience, IMS offers leading-edge business intelligence products and services that are integral to clients' day-to-day operations, including portfolio optimization capabilities; launch and brand management solutions; sales force effectiveness innovations; managed care and over-the-counter offerings; and consulting and services solutions that improve ROI and the delivery of quality healthcare worldwide. Additional information is available at http://www.imshealth.com.

    Conference Call and Webcast Details

    IMS will host a conference call at 5:00 p.m. Eastern time today to discuss its fourth-quarter results. To participate, please dial 1-888-673-1412 (U.S. and Canada) and 1-212-231-6029 (outside the U.S.
and Canada) approximately 15 minutes before the scheduled start of the call. The conference call also will be accessible live on the Investor Relations section of the IMS Website at www.imshealth.com. Prior to the conference call, a copy of this press release and any other financial or statistical information presented during the call will be made available in the "Investors" area of IMS's Website.

    A replay of the conference call will be available online on the "Investors" section of the IMS Website and via telephone by dialing 1-800-633-8284 (U.S. and Canada) or 1-402-977-9140 (outside the U.S.
and Canada), and entering access code 21323507 beginning at 7:30 p.m. Eastern time today.

    Forward-Looking Statements

    This press release includes statements that may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Although IMS Health believes the expectations contained in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove correct. This information may involve risks and uncertainties that could cause actual results of IMS Health to differ materially from the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to (i) the risks associated with operating on a global basis, including fluctuations in the value of foreign currencies relative to the U.S. dollar, and the ability to successfully hedge such risks,
(ii) to the extent IMS Health seeks growth through acquisitions and joint ventures, the ability to identify, consummate and integrate acquisitions and joint ventures on satisfactory terms, (iii) the ability to develop new or advanced technologies and systems for its businesses on time and on a cost-effective basis, (iv) regulatory, legislative and enforcement initiatives, particularly in the areas of medical privacy, data access and tax, (v) to the extent unforeseen cash needs arise, the ability to obtain financing on favorable terms, and (vi) deterioration in economic conditions, particularly in the pharmaceutical, healthcare or other industries in which IMS Health's customers operate. Additional information on factors that may affect the business and financial results of the Company can be found in the filings of the company made from time to time with the Securities and Exchange Commission.



                               Table 1
                             IMS Health
                 Condensed GAAP Income Statement (a)
                   Three Months Ended December 31
              (unaudited, in millions except per share)

                                           2006      2005      % Fav
                                           GAAP      GAAP     (Unfav)
                                        -----------------------------
Revenue (b)
  Sales Force Effectiveness              $  256.9  $  232.4      11 %
  Portfolio Optimization                    152.6     131.5      16
  Launch, Brand and Other                   134.0     113.8      18
                                        ---------- ---------
  Total                                     543.5     477.7      14

         Revenue Detail:
----------------------------------------
         Information & Analytics Revenue    431.7     387.0      12
         Consulting Revenue                 111.8      90.8      23
                                        ---------- ---------
         Total Revenue                      543.5     477.7      14

Operating Expenses (c)
     Operating Costs* (exclusive of
      Depreciation and Amortization
      shown separately below)              (230.7)   (198.3)    (16)
     Selling and Administrative*           (155.1)   (131.0)    (18)
     Depreciation and Amortization          (32.0)    (28.0)    (14)
     Merger Costs (e)                         0.0      (2.1)     NM
                                        ---------- ---------
     Total                                 (417.8)   (359.3)    (16)

Operating Income*                           125.7     118.4       6

Interest expense, net                        (9.8)      0.4      NM
Gains (losses) from investments, net (d)     (0.2)      2.1      NM
Other Income (Expense), net (f)              (0.9)     15.9      NM
                                        ---------- ---------  ------
Pretax Income                               114.8     136.8     (16)

Provision for Income Taxes (g)              (49.4)    (47.3)     (4)
                                        ---------- ---------
Net Income*                              $   65.5  $   89.4     (27)

Diluted EPS:
     Total Diluted EPS*                  $   0.32  $   0.38     (16)%

Shares Outstanding:
  Weighted Average Diluted                  203.7     233.4      13 %
  End-of-Period Actual                      200.7     228.0      12
  Weighted Average Basic                    199.8     230.7      13


    The accompanying notes are an integral part of these financial tables.

    * The company adopted SFAS 123r effective January 1, 2006.
Stock-based compensation expense of $1.6 million and $8.0 million is included within Operating Costs and Selling and Administrative expenses, respectively, for the three months ended December 31, 2006. Operating Income, Net Income and Total Diluted EPS were reduced by $9.6 million, $6.6 million, and $0.03, respectively.



                               Table 2
                              IMS Health
                 Condensed GAAP Income Statement (a)
                   Twelve Months Ended December 31
              (unaudited, in millions except per share)

                                            2006       2005     % Fav
                                            GAAP       GAAP    (Unfav)
                                         -----------------------------
Revenue (b)
  Sales Force Effectiveness              $   927.2  $   846.5     10 %
  Portfolio Optimization                     555.6      509.1      9
  Launch, Brand and Other                    475.8      399.2     19
                                         ---------- ----------
  Total                                    1,958.6    1,754.8     12

          Revenue Detail:
-----------------------------------------
          Information & Analytics Revenue  1,599.1    1,478.1      8
          Consulting Revenue                 359.5      276.7     30
                                         ---------- ----------
          Total Revenue                    1,958.6    1,754.8     12

Operating Expenses (c)
     Operating Costs* (exclusive of
      Depreciation and Amortization shown
      separately below)                     (849.7)    (759.1)   (12)
     Selling and Administrative*            (541.6)    (452.3)   (20)
     Depreciation and Amortization          (117.1)    (104.6)   (12)
     Merger Costs (e)                         (6.0)     (17.9)    66
                                         ---------- ----------
     Total                                (1,514.4)  (1,334.0)   (14)

Operating Income*                            444.2      420.8      6

Interest expense, net                        (35.0)     (12.7)  (175)
Gains from investments, net (d)                2.3        4.7    (52)
Other Income, net (f)                         37.3       41.4    (10)
                                         ---------- ---------- ------
Pretax Income                                448.7      454.3     (1)

Provision for Income Taxes (g)              (133.2)    (170.2)    22
                                         ---------- ----------
Net Income*                              $   315.5  $   284.1     11

Diluted EPS:
      Total Diluted EPS*                 $    1.53  $    1.22     25 %

Shares Outstanding:
  Weighted Average Diluted                   206.6      232.5     11 %
  End-of-Period Actual                       200.7      228.0     12
  Weighted Average Basic                     202.6      228.6     11


    The accompanying notes are an integral part of these financial tables.

    * The company adopted SFAS 123r effective January 1, 2006.
Stock-based compensation expense of $6.4 million and $33.3 million is included within Operating Costs and Selling and Administrative expenses, respectively, for the twelve months ended December 31, 2006. Operating Income, Net Income and Total Diluted EPS were reduced by $39.8 million, $27.8 million, and $0.13, respectively.



                               Table 3
                              IMS Health
              Selected Adjusted (Non-GAAP) Measures (a)
                    Three Months Ended December 31
              (unaudited, in millions except per share)

                                                             Non-GAAP
                                                    % Fav   Constant $
                                     2006    2005  (Unfav)  Growth (h)
                                   -----------------------------------
Revenue (b)
  Sales Force Effectiveness        $256.9  $232.4     11 %         7 %
  Portfolio Optimization            152.6   131.5     16          12
  Launch, Brand and Other           134.0   113.8     18          13
                                   ------- -------
  Total                             543.5   477.7     14          10

          Revenue Detail:
-----------------------------------
          Information & Analytics
           Revenue                  431.7   387.0     12           8
          Consulting Revenue        111.8    90.8     23          18
                                   ------- -------
          Total Revenue             543.5   477.7     14          10

                                                            Non-GAAP
                                                    % Fav   Constant $
                                     2006    2005  (Unfav)  Growth (h)
                                   ------- ------- ------- -----------
Operating Income - GAAP            $125.7  $118.4
    Adjustments*                      0.0     2.1
                                   ------- -------
Adjusted (Non-GAAP) Operating
 Income including impact of SFAS
 123r                               125.7   120.5      4 %         3 %
    Impact of SFAS 123r               9.6     0.0
                                   ------- -------
Adjusted (Non-GAAP) Operating
 Income excluding impact of SFAS
 123r                              $135.3  $120.5     12          11

                                                    % Fav
                                     2006    2005  (Unfav)
                                   ------- ------- -------
Net Income - GAAP                  $ 65.5  $ 89.4
    Adjustments*                     15.7     4.7
                                   ------- -------
Adjusted (Non-GAAP) Net Income
 including impact of SFAS 123r       81.2    94.1    (14)%
    Impact of SFAS 123r               6.6     0.0
                                   ------- -------
Adjusted (Non-GAAP) Net Income
 excluding impact of SFAS 123r     $ 87.8  $ 94.1     (7)

                                                    % Fav
                                     2006    2005  (Unfav)
                                   ------- ------- -------
Diluted EPS - GAAP                 $ 0.32  $ 0.38
    Adjustments*                     0.08    0.02
                                   ------- -------
Adjusted (Non-GAAP) Diluted EPS
 including impact of SFAS 123r       0.40    0.40      0 %
    Impact of SFAS 123r              0.03    0.00
                                   ------- -------
Adjusted (Non-GAAP) Diluted EPS
 excluding impact of SFAS 123r     $ 0.43  $ 0.40      8


    * See Table 5 for adjustments to GAAP Income Statement for the three months ending December 31, 2006 and 2005.

    The accompanying notes are an integral part of these financial tables.



                               Table 4
                              IMS Health
              Selected Adjusted (Non-GAAP) Measures (a)
                   Twelve Months Ended December 31
              (unaudited, in millions except per share)

                                                            Non-GAAP
                                                    % Fav   Constant $
                                 2006      2005    (Unfav)  Growth (h)
                               ---------------------------------------
Revenue (b)
  Sales Force Effectiveness    $  927.2  $  846.5     10 %         9 %
  Portfolio Optimization          555.6     509.1      9           9
  Launch, Brand and Other         475.8     399.2     19          18
                               --------- ---------
  Total                         1,958.6   1,754.8     12          11

        Revenue Detail:
-------------------------------
        Information & Analytics
         Revenue                1,599.1   1,478.1      8           8
        Consulting Revenue        359.5     276.7     30          29
                               --------- ---------
        Total Revenue           1,958.6   1,754.8     12          11


                                                            Non-GAAP
                                                    % Fav   Constant $
                                 2006      2005    (Unfav)  Growth (h)
                               ---------------------------------------
Operating Income - GAAP        $  444.2  $  420.8
    Adjustments*                    6.0      17.9
                               --------- ---------
Adjusted (Non-GAAP) Operating
 Income including impact of
 SFAS 123r                        450.2     438.7      3 %         2 %
    Impact of SFAS 123r            39.8       0.0
                               --------- ---------
Adjusted (Non-GAAP) Operating
 Income excluding impact of
 SFAS 123r                     $  490.0  $  438.7     12          11

                                                    % Fav
                                 2006      2005    (Unfav)
                               ---------------------------
Net Income - GAAP              $  315.5  $  284.1
    Adjustments*                  (24.7)     36.5
                               --------- ---------
Adjusted (Non-GAAP) Net Income
 including impact of SFAS 123r    290.8     320.6     (9)%
    Impact of SFAS 123r            27.8       0.0
                               --------- ---------
Adjusted (Non-GAAP) Net Income
 excluding impact of SFAS 123r $  318.6  $  320.6     (1)

                                                    % Fav
                                 2006      2005    (Unfav)
                               --------- --------- -------
Diluted EPS - GAAP             $   1.53  $   1.22
    Adjustments*                  (0.12)     0.16
                               --------- ---------
Adjusted (Non-GAAP) Diluted EPS
 including impact of SFAS 123r     1.41      1.38      2 %
    Impact of SFAS 123r            0.13      0.00
                               --------- ---------
Adjusted (Non-GAAP) Diluted EPS
 excluding impact of SFAS 123r $   1.54  $   1.38     12


    * See Table 6 for adjustments to GAAP Income Statement for the twelve months ending December 31, 2006 and 2005.

    The accompanying notes are an integral part of these financial tables.



                               Table 5
                             IMS Health
    Reconciliation from GAAP to Adjusted (Non-GAAP) Measures (a)
                  Including SFAS 123r Cost/Expense
              (unaudited, in millions except per share)

                                 Three Months Ended December 31, 2006
                                 ------------------------------------
                                                           Adjusted
                                                          (Non-GAAP)
                                    GAAP     Adjustments   Measures
                                 ------------------------------------
Operating Income                   $  125.7    $    0.0    $   125.7

Interest expense, net                  (9.8)        0.0         (9.8)
Losses from investments, net (d)       (0.2)        0.2          0.0
Other expense, net (f)                 (0.9)       (1.0)        (1.9)
                                 ----------- ----------- ------------
Pretax Income                         114.8        (0.8)       114.0

Provision for Income Taxes (g)        (49.4)       16.5        (32.9)
                                 ----------- ----------- ------------

Net Income                         $   65.5    $   15.7    $    81.2

Diluted EPS:
      Total Diluted EPS            $   0.32    $   0.08    $    0.40



                                 Three Months Ended December 31, 2005
                                 ------------------------------------
                                                           Adjusted
                                                           (Non-GAAP)
                                    GAAP     Adjustments    Measures
                                 ------------------------------------
Operating Income (e)               $  118.4    $    2.1    $   120.5

Interest expense, net                   0.4         0.0          0.4
Gains from investments, net (d)         2.1        (2.1)         0.0
Other Income (Expense), net (f)        15.9        (4.5)        11.4
                                 ----------- ----------- ------------
Pretax Income                         136.8        (4.5)       132.3

Provision for Income Taxes (g)        (47.3)        9.2        (38.1)
                                 ----------- ----------- ------------

Net Income                         $   89.4    $    4.7    $    94.1

Diluted EPS:
      Total Diluted EPS            $   0.38    $   0.02    $    0.40


    The accompanying notes are an integral part of these financial tables.



                               Table 6
                              IMS Health
     Reconciliation from GAAP to Adjusted (Non-GAAP) Measures (a)
                   Including SFAS 123r Cost/Expense
              (unaudited, in millions except per share)

                                 Twelve Months Ended December 31, 2006
                                 -------------------------------------
                                                            Adjusted
                                                            (Non-GAAP)
                                     GAAP      Adjustments   Measures
                                 -------------------------------------
Operating Income (e)                  $ 444.2      $  6.0     $ 450.2

Interest expense, net                   (35.0)        0.0       (35.0)
Gains from investments, net (d)           2.3         0.9         3.1
Other Income (Expense), net (f)          37.3       (45.0)       (7.7)
                                 ------------- ----------- -----------
Pretax Income                           448.7       (38.1)      410.6

Provision for Income Taxes (g)         (133.2)       13.4      (119.8)
                                 ------------- ----------- -----------

Net Income                            $ 315.5       (24.7)    $ 290.8

Diluted EPS:
      Total Diluted EPS               $  1.53      $(0.12)    $  1.41



                                 Twelve Months Ended December 31, 2005
                                 -------------------------------------
                                                            Adjusted
                                                            (Non-GAAP)
                                     GAAP      Adjustments   Measures
                                 -------------------------------------
Operating Income (e)                  $ 420.8      $ 17.9     $ 438.7

Interest expense, net                   (12.7)        0.0       (12.7)
Gains from investments, net (d)           4.7        (1.7)        3.0
Other Income (Expense), net (f)          41.4       (20.0)       21.5
                                 ------------- ----------- -----------
Pretax Income                           454.3        (3.7)      450.5

Provision for Income Taxes (g)         (170.2)       40.3      (129.9)
                                 ------------- ----------- -----------

Net Income                            $ 284.1      $ 36.5     $ 320.6

Diluted EPS:
      Total Diluted EPS               $  1.22      $ 0.16     $  1.38


    The accompanying notes are an integral part of these financial tables.



                               Table 7
                              IMS Health
              Selected Consolidated Balance Sheet Items
                       (unaudited, in millions)

                                           Dec. 31, 2006 Dec. 31, 2005
                                           ------------- -------------

Cash and cash equivalents                      $  157.3     $   362.9

Accounts receivable, net                          367.4         297.3

Total Long-term debt                              975.4         611.4


    The accompanying notes are an integral part of these financial tables.



                             IMS Health
                      NOTES TO FINANCIAL TABLES


    (a) "Selected Adjusted (Non-GAAP) Financial Measures" (Tables 3 and 4) differ from the "GAAP Income Statement" (Tables 1 and 2) by amounts that are detailed on Tables 5 and 6. Adjusted (non-GAAP) measures are those used by management for the purposes of global business decision-making, including developing budgets and managing expenditures. Adjusted (non-GAAP) measures exclude certain U.S. GAAP measures to the extent that management believes exclusion will facilitate comparisons across periods and more clearly indicate trends. Although IMS discloses adjusted (non-GAAP) measures in order to give a full picture to investors of its business as seen by management, these adjusted (non-GAAP) measures are not prepared specifically for investors, are not prepared under a comprehensive set of accounting rules, and are not a replacement for the more comprehensive information for investors included in IMS's U.S. GAAP results. The method IMS uses to prepare adjusted (non-GAAP) measures differs in significant respects from U.S. GAAP and is likely to differ from the methods used by other companies. Investors interested in management's adjusted (non-GAAP) measures are urged to review the detailed reconciliations of the adjusted measures to comparable U.S. GAAP results.

    (b) Revenue in 2005 has been reclassified between business lines to conform to the 2006 presentation.

    (c) Operating expenses in 2005 reflect a reclassification between operating costs and selling and administrative expenses to make them comparable with the 2006 presentation.

    (d) Losses from investments, net were $0.2 million in the fourth quarter of 2006, relating to $0.2 million of management fees for the Enterprise investments. This is compared with a net gain of $2.1 million in the fourth quarter of 2005, relating primarily to a gain on the sale of an investment recorded in the Enterprise portfolio, partially offset by related management fees and certain portfolio write-downs. For the full year 2006, Gains from investments, net were $2.3 million, relating primarily to a $3.3 million gain from the sale of an investment in Allscripts, partially offset by $0.9 million of management fees and write-downs for the Enterprise investments. This is compared with a $4.7 million gain for full year 2005, relating primarily to a $3.0 million gain from the sale of a 20% interest we held in a German company (GPI) and $1.7 million of Enterprise gains, net of management fees for the Enterprise investments. These gains and losses from Enterprise investments are excluded from adjusted results because they relate to non-strategic investments and are not related to IMS's core business operations.

    (e) Merger costs for full year 2006 relate to investment bankers' fees due on the $45.0 million payment from VNU (see note (f)). Merger costs during the fourth quarter of 2005 relate to professional fees incurred in connection with IMS's proposed merger with VNU, N.V., as announced on July 11, 2005. These costs, and the associated tax benefits, are excluded from adjusted results because they were incurred specifically in relation to the proposed merger of IMS with VNU, N.V. and are not related to IMS's core business operations. This merger agreement was terminated in November, 2005.

    (f) Other income (expense), net for full year 2006 includes $45.0 million related to a payment from VNU associated with terminating the proposed merger. The merger termination agreement provided that VNU would pay IMS $45.0 million in the event VNU had a change of control within twelve months of the merger termination; this event occurred in the second quarter of 2006. This payment has been excluded from adjusted results because it is not related to IMS's core business operations. For full year 2005, Other income (expense), net included $1.2 million for IRI legal fees. These expenses are excluded from adjusted results because they relate to a D&B legacy matter and are not related to IMS's core business operations. For full year 2005, Other income (expense), net also includes a $6.2 million foreign currency hedge gain related to the repatriation executed in the third quarter of 2005 under the American Jobs Creation Act of 2004 (AJCA) (see note (g)). This gain is excluded from adjusted results because the AJCA is a one-time event. Other income (expense), net also included a $15.0 million payment from VNU received in the fourth quarter of 2005 on the termination of the proposed merger. In addition, Other income (expense), net excludes a quarterly phasing adjustment of foreign currency hedge gains (losses), net of $(1.0) million in the fourth quarter 2006, compared with $10.5 million in the fourth quarter 2005. This phasing adjustment is made to adjusted results in order to more closely match the timing of foreign exchange hedge gains (losses) with the operating income being hedged. For the full year, there is no difference between the hedge losses in adjusted and GAAP results.

    (g) The tax provision for the fourth quarter and twelve months of 2006 includes a tax benefit of $0.1 million and $0.3 million, respectively, related to the Enterprise investments described in note
(d) and the items described in notes (e) and (f). The tax provision for the fourth quarter and twelve months of 2005 includes a tax benefit of $0.8 million and $0.7 million, respectively, related to the Enterprise investments described in note (d) and the items described in notes (e) and (f). These tax benefits and provisions are excluded from adjusted results because the related charges and gains are also excluded from adjusted results.

    The tax provision for full year 2006 also includes a $28.6 million net benefit from a favorable audit settlement with the IRS for the ILA partnership for years 1998 through 2013, net of tax expense related to certain D&B legacy matters in dispute with D&B. This tax benefit is excluded from the adjusted tax provision because it relates to D&B legacy tax matters and is not related to IMS's core business operations. The tax provision for full year 2006 also includes a $27.7 million tax provision associated with a reorganization of certain foreign subsidiaries, of which $6.2 million, net was incurred in the fourth quarter of 2006. This tax provision is excluded from adjusted results because it is a one-time event. For full year 2005, $40.6 million of tax expense was recorded related to the decision to repatriate $647 million of foreign earnings back to the U.S. during 2005 under the American Jobs Creation Act of 2004 (AJCA). As the AJCA is a one-time event, this tax expense has been excluded from adjusted results.

    The tax provision in the first quarter of 2006 also includes a $28.7 million net tax benefit primarily from a favorable settlement with the IRS of the IMS corporate tax audit for years 2000-2003, net of a tax provision for a foreign jurisdiction. Adjusted results include a phasing adjustment of $9.8 million in the fourth quarter of 2006. The tax provision in 2005 also included a $29.3 million tax benefit related to a favorable audit resolution in Japan of the tax years through 2003. Adjusted results include a phasing adjustment for the fourth quarter of 2005 of $7.6 million. These phasing adjustments allow the full year effective tax rate to be applied in each quarter to adjusted pretax results.

    (h) Constant-dollar growth rates eliminate the impact of year-over-year foreign currency fluctuations.

    Amounts presented in the financial tables may not add due to rounding.

    These financial tables should be read in conjunction with IMS
Health's filings previously made or to be made with the Securities and Exchange Commission.


    CONTACT: IMS Health
             Darcie Peck, 203-319-4766
             Investor Relations
             dpeck@imshealth.com
             or
             Betty Nelson, 203-319-4511
             Communications
             bnelson@us.imshealth.com